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                                                                   EXHIBIT 10.30


                             AMENDMENT TO AGREEMENT

THIS AMENDMENT TO THE AGREEMENT, dated and effective as of July 1, 2003 (this "Amendment"), is by and between Harris Interactive Inc. ("Harris"), a Delaware corporation with offices at 60 Corporate Woods, Rochester, New York 14623, and Gordon S. Black ("Black"), an individual with an address of 4747 W. Lake Road, Canandaigua, New York 14424.

WHEREAS, Harris and Black are parties to an Agreement, dated as of December 16, 2002 (the "Agreement"); and

WHEREAS, Harris and Black desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

    1.  The Agreement is amended as follows:

        (a) The definition of the term "Base Salary" is hereby deleted in its entirety and replaced with the following:

        "Base Salary" means $375,000 per annum effective July 1, 2003, or such higher base salary as may hereafter be approved by the Board of Directors."

        (b) The definition of the term "Termination Date" is hereby amended by replacing "December 31, 2003" in clause (a)(i) with "December 31, 2004."

        (c) Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "Until the Termination Date, Black agrees to devote the time and effort reasonably necessary to perform his duties. The parties acknowledge that Black will be expected to undertake a significant amount of travel in furtherance of the duties described in Section 3(a)."

        (d) Section 5(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

    "Bonus under the existing bonus programs applicable to Black for the fiscal year ended June 30, 2003, and Bonus under bonus programs approved by the Compensation Committee of Harris's Board of Directors applicable to executive employees for fiscal years thereafter (it being acknowledged that Black's target Bonus for fiscal years 2004 and after will be at least $50,000 greater than his target Bonus for fiscal year 2003), pro rated for the period through and including the Termination Date,"

        (e) Section 5(a)(vii) of the Agreement is hereby deleted in its entirety and replaced with the following:

        "(vii) a car allowance of $1,000 per month through and including the Termination Date, and"

    2. Expenses. Harris shall reimburse Black for his attorney fees and disbursements related to the negotiation, preparation and execution of this Amendment.

    3. Governing Law. This Amendment shall be construed under and governed by the laws of the State of New York, without reference to principles of conflicts of laws. The parties hereto consent to exclusive venue in the courts of the State of New York sitting in Monroe County, or in the United States District Court, Western District of New York with respect to any dispute regarding the subject matter hereof. If any legal action is commenced to enforce or interpret the provisions of this Amendment, or to recover damages for its breach, all reasonable legal fees, disbursements, and court costs paid or incurred by the prevailing party arising out of or resulting from such action or proceeding shall be reimbursed by the other party to the prevailing party in such action or proceeding.

    4. Severability. If one or more of the provisions in this Amendment are deemed unenforceable by law, then the remaining provisions shall continue in full force and effect.

    5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute the same Amendment.

                            [Signature page follows.]


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    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                     HARRIS INTERACTIVE INC.



                                       By: Gordon S. Black
                                           -------------------------------------

                                     Title: Chairman and Chief Executive Officer





                                                   /s/  Gordon S. Black
                                           -------------------------------------
                                                    GORDON S. BLACK











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